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                                                                    EXHIBIT 10.1

                              PLAYBOY TELEVISION
                             DBS LICENSE AGREEMENT


     This Agreement made as of April 1, 1997 between PLAYBOY ENTERTAINMENT GROUP, INC., ("Playboy"), a Delaware corporation, located at 9242 Beverly Boulevard, Beverly Hills, California 90210 and PRIMESTAR(R) PARTNERS, L.P., a Delaware limited partnership ("Affiliate"), located at Three Bala Plaza West, Suite 700, Bala Cynwyd, Pennsylvania 19004, regarding the carriage of the twenty-four (24) hour adult-oriented television programming service to be provided to Affiliate hereunder, whether such service is identified as Playboy TV or by any other service mark that retains a Playboy Mark, as designated by Playboy (the "Service").

     WHEREAS, Affiliate has established a medium power satellite television direct broadcast service ("DBS") in North America; and

     WHEREAS, Affiliate desires to distribute the Service throughout the Territory (as hereinbelow defined);

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   RIGHTS:

     Playboy hereby grants to Affiliate, and Affiliate hereby accepts the non-exclusive right, and the obligation, to (1) receive the signal of the Service,
(2) digitize, compress, or modify the signal of the Service as set forth in Paragraph 5 hereof, and to encode/encrypt the signal so that neither video nor audio are intelligibly received by a non-authorized viewer, and re-uplink and transmit the Service twenty-four (24) hours per day (or the maximum hours per day that Playboy offers the Service; referred to as the "Maximum Hours") to the PrimeStar(R) Satellite for transmission and distribution to K- or Ku-band satellite reception dishes for reception the Maximum Hours per day by Satellite Subscribers in the Territory, (3) authorize Affiliate's Distributors to resell the Service for reception the Maximum Hours per day to Satellite Subscribers in the Territory, except that Subdistribution (as defined in Paragraph 6) shall be prohibited, and (4) authorize the reception of the Service the Maximum Hours per day in the fifty (50) United States and the territories, possessions, and commonwealths of the United States, and the District of Columbia (the "Territory") by Satellite Subscribers who receive the signal of the Service by means of equipment capable of receiving audio/visual/data signals and/or programming directly from the PrimeStar(R) Satellite.

     2.   DEFINITIONS:

          a. PrimeStar(R) Satellite: The GE2 satellite or its medium power K- or Ku-band respective successors.

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          b.   Billing Period: Any calendar month during which the Service is offered to Affiliate's Satellite Subscribers and/or Demand Purchasers. Only the initial Billing Period may be a partial month.

          c. Demand Purchase: Each individual purchase of the Service from the Affiliate by a Satellite Subscriber or Office Subscriber for a block of time not less than one (1) hour and not to exceed one (1) complete program day of the Service, sometimes herein referred to as "Pay-Per-View." A Satellite Subscriber who purchases the Service in such manner shall be known as a "Demand Purchaser." A Demand Purchaser in a Hotel shall be known as a "Hotel Demand Purchaser," and a Demand Purchaser who is an Office Subscriber shall be known as an "Office Demand Purchaser."

          d. Distributor: Any entity authorized by Affiliate to resell the Service for reception the Maximum Hours per day to Satellite Subscribers, but shall not include any entity that retransmits the Service.

          e. Marks: The service marks, trademarks, trade names, and logos owned by Playboy or its parent corporation, Playboy Enterprises, Inc., including without limitation "PLAYBOY," "PLAYMATE," "PLAYBOY TELEVISION," "PLAYBOY TV," and the RABBIT HEAD DESIGN, all of which are being licensed for use only in connection with the distribution and the promotion, marketing, and sale of the Service.

          f. Satellite Subscriber: (i) Any single family dwelling (whether a detached single family dwelling or a multiple dwelling unit) which is receiving any level of programming services from Affiliate, including, but not limited to, each such single family dwelling in apartment houses, condominiums, cooperatives and townhomes; and (ii) each individual sleeping room receiving any level of programming services from Affiliate in a hotel or motel (a hotel or motel is referred to as a "Hotel").

          g. Guest Room: Each sleeping room in a Hotel (other than a public or common area) that contains a television set and that is available for nightly rental by individual members of the public.

          h. Office Subscriber: Any private, commercial office space that receives any level of programming services from Affiliate for private, non-commercial viewing on a single television monitor in a single office space.

          i. Service Subscriber: Any Satellite Subscriber or Office Subscriber who by an affirmative decision elects to purchase the Service from Affiliate or Distributor on a monthly or longer period (i.e. quarterly, annually, etc.) subscription basis (but not on a non-discretionary bulk basis, packaged with other services). A Service Subscriber in a Hotel shall be known as a "Hotel Service Subscriber." Service Subscribers who are Office Subscribers shall be known as "Office Service Subscribers." For Office Subscribers, each television monitor in a commercial office receiving the Service shall be deemed to be a separate Office Service Subscriber, and no such television monitor may

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be placed in any public or group viewing area, such as a conference or reception room. Hotel Service Subscribers and Office Service Subscribers may be treated differently or separately by Playboy from other Service Subscribers, such as for payment or reporting purposes, as provided in this Agreement.

          j. Special Events: Specific programs or blocks of programs intended for Pay-Per-View distribution at a higher than usual retail rate and designated by Playboy as such in advance, in its sole discretion. Notwithstanding anything contained in this Agreement to the contrary, Affiliate shall have the right not to distribute any such Special Events.

          k. Gross Retail Revenue: The full retail sales price of a Demand Purchase, net of any sales tax. For purposes of the Service Charges, Playboy will not honor or recognize any reduction by Affiliate in the full retail sales price of a Demand Purchase through the use of promotional discounts, rebates, credits, coupons or other reductions that relate to any product, service or other matter other than the Service, without Playboy's prior written approval, not to be unreasonably withheld. Thus, for example, in calculating the Service Charges, Playboy need not take into account any offer by Affiliate of any rebate or discount from the full retail sales price if the consumer purchases some other product or service, without such prior written approval of Playboy.

     3. TERM: The initial term of this Agreement shall commence on April 1, 1997 and end on ***; provided, however, that this Agreement shall be deemed automatically extended for successive one (1)-year periods upon the expiration of the initial or any succeeding term.*** Either party shall have the right hereunder to terminate this Agreement, effective at the end of the then-current term, without liability to the other party, on not less than ninety (90) days prior written notice prior to the expiration of the initial or any succeeding term.

     4.   CONTENT OF THE SERVICE

          a. Playboy shall, in its sole discretion, include such programming in the Service as it deems appropriate from time to time to deliver an adult-oriented pay television service. Subject to the provisions of Paragraph 5, Affiliate shall have no right to alter, substitute, delete or otherwise modify the Service as provided by Playboy. Playboy shall have the exclusive right to extend, reduce, or otherwise change the hours during which the Service is being delivered to Affiliate.***

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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During the hours of the day, if any, that Playboy is not transmitting the
Service, Affiliate may carry any other programming that Affiliate desires in its sole and absolute discretion, provided that Affiliate notifies Playboy of such carriage of other programming and that Affiliate may not in any way imply that non-Service programming is a part of or is connected in any way with the Service. Affiliate shall not exhibit or transmit any Service programming at any time other than as scheduled by Playboy, without express written permission by Playboy. Affiliate hereby acknowledges that from time to time Playboy may modify the specific programs and programming schedule (as opposed to materially changing the adult nature of the Service) to be supplied as part of the Service without prior notice, and Playboy shall not be held liable in any way by Affiliate for such changes.

          b. Playboy shall, for each month of the Term, send one (1) copy of its monthly program schedule as soon as it is available to Affiliate, ATTN:
Director, Pay-Per-View.*** Affiliate acknowledges that the Service includes (or, in the future, may include) 800, 888 and 900 telephone number spots and "Playboy Home Shopping"*** Affiliate also acknowledges that once per week Playboy transmits an up-to-sixty (60)-minute block of promotional programming intended for its affiliates.***

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.


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          c.  Playboy shall use commercially reasonable efforts to provide
Affiliate with a "clean" entry point to the Service at 11:00 p.m. Eastern time each day, provided, however, that Playboy's occasional failure to provide such entry due to live events or other programming shall not be considered a breach of this Agreement.

          d.  ***

     5.  DELIVERY AND DISTRIBUTION OF THE SERVICE:

         a. During the Term, Playboy shall, at its own expense, transmit an analog or digital signal of the Service to Affiliate's uplink facility by transmitting such signal via a North American satellite commonly used for transmission of cable television programming to receive sites in the Continental United States, and shall, at its own expense fully encode the satellite signal of the Service utilizing scrambling technology commonly used in the domestic cable television industry. Playboy's obligations to transmit the signal of the Service and to encode such signal shall be subject to temporary lapses in connection with service or maintenance, equipment malfunction, or force majeure or other causes beyond Playboy's sole control. The normal video and audio signal of the Service shall be of a technical quality substantially similar to the technical quality of the video and audio signals delivered by other national cable television programming services in the Territory.

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                                       5
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          b. Affiliate shall, at its own expense, obtain and install such earth station receivers and other equipment, including a complete set of duplicate, back-up equipment for use in the event of a malfunction in the primary equipment, as shall be necessary to enable Affiliate to receive, descramble, digitize, compress, scramble, transmit and deliver the signals comprising the Service to Satellite Subscribers via the PrimeStar(R) Satellite. The signals, including authorization data delivered to Service Subscribers and/or Demand Purchasers shall be securely scrambled by Affiliate using then state-of-the-art technology.

          c. In the event Playboy provides an eastern and western (or other time zone) feed, with exactly the same programming, but only time shifted, of the signal of the Service, Affiliate shall have the right to elect, in its sole and absolute discretion, to exhibit either the eastern or western (or other time zone) feed of such signal, but not for purposes of selecting particular items of programming between feeds.

          d. Playboy hereby grants Affiliate the right, and Affiliate agrees, to receive the signal of the Service, to digitize, compress, modify, or otherwise technologically manipulate the signal, and to transmit the signal as so altered (the "Altered Signal") to the PrimeStar(R) Satellite for redistribution to terrestrial reception sites capable of receiving and utilizing the Altered Signal as set forth in Paragraph 1 of this Agreement, provided that no such alteration, transmission, redistribution, reception, or other use will cause an adverse change in a viewer's perception of the video or audio presentation of the Service. If Playboy changes the signal of the Service in such a way as to technically or technologically defeat or otherwise materially interfere with Affiliate's rights under this subparagraph 5.d., such as materially interfering with or otherwise preventing reception, digitization, compression, modification, authorized replacement, conversion, utilization or manipulation of the signal of the Service by Affiliate pursuant to this subparagraph 5.d., then following such change in the signal of the service by Playboy, Affiliate shall have the right immediately to suspend carriage of the Service, provided that Affiliate notifies Playboy in writing of such suspension and the reasons therefor and promptly following Playboy's remedy of the changes in the signal giving rise to such suspension right, if any, Affiliate recommences its carriage of the signal of the Service in accordance of this Agreement.

          e. Affiliate retains and reserves any and all rights in and to all signal distribution capacity (as opposed to the signal of the Service) contained within the bandwidth of the Service as received by Affiliate, including, without limitation, the vertical blanking interval, audio subcarriers and any other portions of the bandwidth of the signal of the Service. Affiliate shall have no obligation to digitize, compress, re-uplink, or otherwise transmit any of the signal distribution capacity contained within the bandwidth of the Service as received by Affiliate, including, without limitation, the vertical blanking interval, audio channels, and any other portions of the bandwidth that may be created or made usable as a result of the conversion of the signal of the Service to a compressed, digital, or other non-analog format, except the principal audio carriage frequency (including closed captioning information) and the principal video carriage frequency of the Service. Nothing herein shall preclude Affiliate from exercising and exploiting such rights by any means

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and in any locations freely and without restriction, except if it competes with, disparages or lessens the value of the Service or Playboy's business; and provided that any such use by Affiliate shall not materially degrade, or otherwise materially interfere with, the picture quality of the Service or the audio portion of the Service signal that comprises the principal audio carriage frequency of the Service (including closed captioning information).

          f. Distribution or exhibition of the Service in a Hotel in any area other than a Guest Room, whether or not occupied, or other than to a Hotel Demand Purchaser or Hotel Service Subscriber who by an affirmative decision elects to purchase the Service, is expressly prohibited. Additionally, any charge for admission to a Guest Room or any cover charge or minimum other than the regular nightly charge for the use of such Guest Room, or the specific charge for the right to turn on the Service as a Demand Purchase or Service subscription of one (1) month or longer to the same individual Hotel guest for the duration of the subscription in such Guest Room, is expressly prohibited. Exhibition of the Service in any Guest Room contained in a Hotel for which Playboy does not receive the minimum payment pursuant to Paragraph 8 below is expressly prohibited.

          g. It shall be deemed unauthorized exhibition to allow the Service to be exhibited to the occupants of a multiple unit dwelling, commercial office space or Hotel on a free-to-the-viewer or otherwise no-charge basis without charging a distinct monthly or per-viewing fee for exhibition of the Service, except as expressly preapproved by Playboy in writing as part of an authorized "free preview" promotion. It also shall be deemed unauthorized exhibition to distribute the Service on a bulk basis where individual Service Subscribers or Demand Purchasers are not each required to make an affirmative decision to receive the Service. In the event Affiliate or a Distributor breaches any provision of this subparagraph, Playboy may treat such breach as a material breach of the Agreement. Furthermore, in the event of any such breach, Affiliate shall be liable to Playboy for Service Charges for each dwelling unit, office space and Guest Room receiving the Service as though each such dwelling unit, office space and Guest Room were an authorized Service Subscriber for each Billing Period during which the Service was exhibited to the occupants of such multiple unit dwelling, commercial office space or Hotel.

     6.  SUBDISTRIBUTION PROHIBITED:

          a. Except as explicitly provided for in this Paragraph 6, Subdistribution of the Service is expressly prohibited. It shall be deemed "Subdistribution" to transmit the signal or Altered Signal of the Service to a "Cable Television" system operator, a "C-Band satellite operator," or an operator of "broadcast television," "low-powered television," "a multichannel multipoint distribution system," or "a telephone company," as such terms are now or hereafter generally defined in the pay television industry, or any other entity for the rebroadcasting or retransmission of the Service or its programming to any customer or end user of any such entity. As used herein, "Cable Television" shall refer to programming delivered by any form of cable technology, including, without limitation, coaxial and fiber-optic and any form of microwave technology. Any such authorization

                                       7
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requests received by Affiliate shall be forwarded to Playboy, or another party designated by Playboy. As an exception to the prohibition on Subdistribution provided in this subparagraph 6.a., Affiliate may transmit the signal or Altered Signal of the Service to "Alternative Distribution Facilities" that have been authorized by Playboy to receive such signal from Affiliate, on the condition that each Alternative Distribution Facility that receives such signal from Affiliate shall have a written agreement with Playboy authorizing such receipt and utilization of such signal from Affiliate and authorizing the exhibition and distribution of the Service in accordance with the provisions of such written agreement with Playboy. For purposes of this subparagraph, the term "Alternative Distribution Facilities" shall mean satellite master antennae television systems, multipoint distribution systems, multichannel multipoint distribution systems, Cable Television systems and other terrestrial distribution modalities that have been authorized by Affiliate to utilize the signal of the Service as technically modified or reconfigured by Affiliate for resale and retransmission to the subscribers of the particular Alternative Distribution Facility and for which Affiliate may receive a service charge (pursuant to terms and conditions, including service charges, determined by Affiliate). Affiliate shall not authorize any Alternative Distribution Facility to utilize or receive the signal of the Service from Affiliate unless and until such Alternative Distribution Facility first enters into a written agreement with Playboy governing such Alternative Distribution Facility's exhibition and distribution of the Service. Neither any Alternative Distribution Facility so authorized by Affiliate and Playboy nor any of such Alternative Distribution Facility's respective subscribers or any revenue derived from them shall be counted as Satellite Subscribers or taken into account in calculating GRPS under this Agreement for purposes of the payment provisions of this Agreement. It shall also be deemed prohibited Subdistribution to enter into an agreement to authorize receipt of the Service by any commercial establishment (other than by an Office Subscriber in a private office) including, without limitation, restaurants and bars, subject to the provisions of Paragraphs 2.h. and 7.

          b. It shall not be deemed Subdistribution for Distributor to enter into an arrangement by which it authorizes and deauthorizes Service Subscribers and/or Demand Purchasers pursuant to requests received from either retailers of Affiliate's satellite equipment or other such retailers who are among Distributors of the Service permitted by Playboy from time to time ("Permitted Subdistributors"); provided that Affiliate shall be responsible for Permitted Subdistributors' compliance with all the terms of this Agreement, and provided further that Affiliate shall be wholly responsible for the payment of any Service Charge required hereunder on behalf of any Permitted Subdistributor. The parties agree that if any Permitted Subdistributor commences or engages in any form of prohibited Subdistribution, then promptly after learning of such prohibited Subdistribution, Affiliate must immediately (i) notify Playboy in writing that such prohibited Subdistribution has occurred; (ii) notify the applicable Permitted Subdistributor immediately to cease and desist from the prohibited Subdistribution; and (iii) prevent Service subscription authorizations or deauthorizations by such Permitted Subdistributor. Also in such event, Affiliate shall remain liable for all Service subscriptions and/or Demand Purchases sold by the Permitted Subdistributor. In addition, Playboy has the option to demand that Affiliate, within forty-five 945) days of receipt of a notice from Playboy, pay Playboy all the revenue, if any, due Playboy, calculated in accordance with

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the Service Charge (Whether due from Affiliate's Subdistributior's Service
Subscribers and/or Demand Purchasers and whether such revenue due is from monthly or multi-month subscriptions).

     7. USE OF THE SERVICE: Affiliate and its Distributors shall market, transmit, and deliver the Service the Maximum Hours per day on a pay-per-transaction (e.g. pay-per-hour, pay-per-title, pay-per-day, etc.) basis (collectively, the "Pay-Per-View Offerings") and as a monthly or longer subscription service. Affiliate shall not make available all or any part of the Service or the Marks for any sponsorship, advertising, promotional public service, or commercial announcement of any third party, product, or service, or any product or service of Affiliate other than the offering of the Service by Affiliate in accordance with this Agreement. Affiliate shall not permit, and shall take appropriate and reasonable precautions necessary to prevent any use of the Service by (i) any person or entity other than a paying Service Subscriber and/or Demand Purchase customer; (ii) any person or entity who charges an admission fee, cover charge or "minimum"; (iii) any commercial establishment or non-residential building (including without limitation, any restaurant, tavern, bar, club, fraternal organization, hospital, or correctional facility) other than an Office Service Subscriber or an Office Demand Purchaser in a private office, or a Hotel Service Subscriber or Hotel Demand Purchaser in a Hotel Guest Room; or (iv) any communal room in an otherwise residential building or Hotel (including, without limitation, any lobby or social room in an apartment house, Hotel or similar place). Affiliate shall not permit, and shall take appropriate and reasonable precautions necessary to prevent any unauthorized or unlawful use, reproduction, exhibition, or distribution of any part of the Service or the Marks as to entities over which Affiliate has control.

     8.   PAYMENT TO PLAYBOY

          a. Affiliate shall pay to Playboy, with respect to each Billing Period, not later than *** calendar days following the expiration of such Billing Period, the "Service Charge(s)" for all purchases during such Billing Period calculated as hereinafter set forth in this Agreement.

          b. *** the Service Charge for each Demand Purchase (other than "Special Events") made during the applicable Billing Period payable to Playboy shall equal the greater of (i) *** per such Demand Purchase, or (ii) *** of the Gross Retail Revenue "earned" by Affiliate from such Demand Purchase, calculated separately for each Demand Purchase.

          c. The Service Charge payable for Special Events shall be determined by Playboy in its sole discretion.

          d.   ***

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                                       9



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the Service Charge for Service subscriptions of Service Subscribers shall be calculated separately for each category of Service Subscriber (Hotel, Office, other) for each particular Billing Period, ***. For purposes of this subparagraph, the average number of Service Subscribers for a particular Billing Period (calculated separately for each category of Service Subscriber) shall equal the average of (A) the number of active Service Subscribers as of the last day of the prior Billing Period, and (B) the number of active Service Subscribers as of the last day of the current Billing Period.

          e.   ***

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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          ***

          "Gross Revenue Per Subscriber" shall be calculated for each Billing Period and defined as (A) the total combined Gross Retail Revenue for a particular Billing Period for all Demand Purchases, other than by Hotel Demand Purchasers or Office Demand Purchasers, in such Billing Period, and the "Gross Subscription Revenue" from all Service subscriptions from all Service Subscribers, other than Hotel Service Subscribers and Office Service Subscribers, in such Billing Period, divided by (B) the total number of Affiliate's active Satellite Subscribers, other than in Hotels and other than Office Subscribers, on the last day of such Billing Period. The "Gross Subscription Revenue" from all Service subscriptions from all Service Subscribers, other than Hotel Service Subscribers and Office Service Subscribers, shall be calculated by multiplying *** for a particular Billing Period by the average number of Service Subscribers, other than Hotel Service Subscribers and Office Service Subscribers, for which *** is applicable for the Billing Period. The aggregate of all such products for *** and category of Service Subscriber shall equal the Gross Subscription Revenue from all Service subscriptions from all Service Subscribers, other than Hotel Service Subscribers and Office Service Subscribers, for such Billing Period. The average number of Service Subscribers for a particular Billing Period shall equal the average of
          (1) the number of active Service Subscribers as of the last day of the prior Billing Period, and (2) the number of active Service Subscribers as of the last day of the applicable Billing Period.

          ***

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                                      11
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          f.  Revenues shall be considered "earned" regardless of whether
Affiliate collects payments due from any Service Subscriber and/or Demand Purchaser.

          g. In calculating Service Charge(s) due as described under subparagraphs 8.b. and 8.d. above, Service Subscribers shall not include *** subscribers of Affiliate or Distributor who are authorized to receive the Service as a free preview, provided that such free preview may be offered only with Playboy's consent; (iii) commercial business locations where the Service is provided by Affiliate for the purposes of technical testing and comparison and/or consumer marketing research, evaluation and analysis of Affiliate's services and equipment, provided that there is no charge to view the Service at any of such locations; or (iv) retail locations (e.g., dealer showrooms) and other public locations (e.g., shopping malls and fairs) where Affiliate or a Distributor is demonstrating the Service on a "no charge" basis for marketing and promotional purposes; provided that each such demonstration is available for viewing only by requesting adults and does not violate any, and complies with all laws, rules and regulations and the contractual obligations of Affiliate, the applicable Distributor and all other demonstrators and exhibitors.

          h. Affiliate shall provide and install for Playboy, at Affiliate's sole cost, three (3) satellite antennas integrated receiver decoders with certain basic program services currently called PRIME Value and Service subscriptions for the Term, on a "free," "no charge" basis, one (1) at Playboy's corporate office in Beverly Hills, California, one (1) at the Playboy Mansion in Los Angeles, California, and one (1) at the private residence of the Chief Executive Officer of Playboy or his or her designee; such locations shall not be deemed Service Subscribers for the purposes of the payment provisions hereof.

          i. Any amounts not paid by Affiliate within *** days of the end of the appropriate Billing Period shall accrue interest at the lesser rate of one and one-half percent (1-1/2%) per month or at the highest lawful rate, compounded monthly from the

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.


                                      12
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date such amounts were first due until they are paid.

          j. All payments required under this Paragraph 8 shall be made either by wire transfer of immediately available funds to a bank account specified by Playboy, which, until further notice, shall be LaSalle National Bank, 135 S. LaSalle Street, Department 2657, Chicago, Illinois 60674-2657, ABA #071000505, A/C #5800010356, Credit: Playboy Entertainment Group, Inc. or by payment via a check drawn on a United States bank account and sent to Playboy Entertainment Group, Inc., 9242 Beverly Boulevard, Beverly Hills, CA 90210, Attention:
Accounts Receivable.

     9.  REPORTS

          a. Affiliate shall send to Playboy, as soon as available, but not later than *** days after the end of each Billing Period during the Term, a statement on a form mutually acceptable to Affiliate and Playboy. Affiliate shall deliver such statement to Playboy prior to or along with the amount payable to Playboy as provided in this Agreement. Each such accounting statement shall be certified by an appropriate officer of Affiliate or an independent billing service as to the accuracy of such statement, and shall include:

               (i) stated separately for each price level of Demand Purchases and in the aggregate for all Demand Purchases for the applicable Billing Period, the Gross Retail Revenue and Service Charge for Demand Purchases during the Billing Period, including all calculations necessary to arrive at the Service Charge;

               (ii) the *** Service Charge for each category of Service subscriptions during the Billing Period, including all calculations necessary to arrive at the Service Charge;

               (iii) the origin of all Service Charges for such Billing Period, itemized by Demand Purchases, subscriptions and ***;

               (iv) for each type of Demand Purchase, the number of Satellite Subscribers (stated separately for Hotels) and Office Subscribers making such a Demand Purchase and the number of such Demand Purchases during such Billing Period, itemized on a daily basis if and when available on such daily basis;

               (v) the total number of active Service Subscribers, broken out by Hotel Service Subscribers, Office Service Subscribers and all other Service Subscribers, at the end of the last day of the applicable Billing Period, and at the end of the last day of the immediately preceding Billing Period, and, if and when available, the total number of Service subscription authorizations and de-authorizations during the applicable Billing Period; and

               (vi) the total number of Affiliate's active Satellite Subscribers (stated separately for Hotels) and Officer Subscribers (also stated separately) at the end of each

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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respective Billing Period.

          b. Affiliate agrees to keep and maintain accurate books and records of all matters directly relating to this Agreement in accordance with generally accepted accounting principles. During the Term and for *** after the termination of this Agreement, Affiliate's books and records shall be available to Playboy for inspection and audit, during normal business hours, at Playboy's expense, at Affiliate's offices upon reasonable notice to Affiliate.*** Affiliate shall pay to Playboy all underpayments revealed by the audit plus interest thereon pursuant to subparagraph 8.i. Additionally, if any such audit reveals an underpayment to Playboy of ten percent (10%) or more of the amount paid to Playboy for any Billing period audited, then Affiliate shall reimburse Playboy for the reasonable costs of such audit.

          c. In addition to the foregoing, Affiliate will supply to Playboy such additional information relating to the Service as Playboy may reasonably request from time to time and as Affiliate may reasonably obtain *** subject to applicable law *** regarding the dissemination of such information.

          d. It is expressly understood that Affiliate's obligation to render statements to Playboy in a timely manner in accordance with this Paragraph 9 is a material obligation of Affiliate hereunder, whether or not such statement shall show any sums due to Playboy hereunder. If Affiliate shall fail to timely render any such statement, and shall fail to cure such breach within *** days of Playboy's notice to Affiliate thereof, then without limiting any of its other rights hereunder, Playboy shall have the right immediately to terminate this Agreement.

     10.  PROMOTION, MARKETING AND SALES AND TRADEMARK APPROVAL:

          a. Playboy shall provide marketing and promotional advice and information as it deems necessary. Playboy and Affiliate have mutually agreed to the marketing and promotional activities attached hereto as Schedule 1.

          b. Affiliate, both initially in its expansion of the Service hours and at all times thereafter, will market and promote the Service in order to maximize the number of Service Subscribers and/or Demand Purchasers ***,

*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

          c. The parties understand and agree that Affiliate currently expects to use a range of media (including without limitation, print, advertising, and cross-channel promotional spots) to market and promote the Service. Affiliate shall publicize the schedule of the Service in the Territory in a manner similar to other similar premium and/or pay-per-view services, including without limitation the publication of the Service programming schedule in both printed and electronic on-air television listings and program guides that Affiliate distributes.

          d. Affiliate shall exercise its reasonable commercial efforts to encourage Distributors to allow Playboy reasonable access to each Distributor's customer service representatives for training by Playboy, ***

          e. Affiliate and Playboy shall cooperate with each other in commercially reasonable marketing tests, surveys, ratings polls and other research ***; provided, however, that any proprietary information furnished by one to the other shall be kept confidential and Affiliate and Playboy shall keep confidential all research delivered to it but funded by the other. Playboy and Affiliate each agree to forward to the other any and all information and reports resulting from such research; provided, however, that neither party shall be required to forward any information protected under confidentiality terms with a third party.

          f. Playboy shall have the right to review and approve, in advance, any of Affiliate's publicity about the Service, *** Such approval shall not be unreasonably withheld or delayed.

          g. Affiliate has not and will not acquire any proprietary rights in any of the Marks or any other trade names, trademarks, service marks, or logos associated with Playboy and/or its parent by reason of this Agreement or otherwise. Affiliate further acknowledges the great value of the goodwill associated with the Marks, and the public renown and recognition of the same, and that the Marks have a distinctiveness and a secondary meaning that is firmly associated in the minds of the trade and general public with Playboy Enterprises, Inc. and/or Playboy, and that any additional goodwill in the Marks which may be created through the use of the Marks by Affiliate or a Distributor shall inure to the sole benefit of Playboy and/or its parent, as the case may be. Affiliate may use the Marks only if it is clear that the Marks used are service marks for the programs and program services of Playboy and/or its parent that Affiliate distributes and such use shall be in accordance with any further instructions that may be issued by Playboy and/or its parent from time to time; provided, however, any use of any Mark that is not consistent with prior approved uses requires the prior express written approval of Playboy and/or its parent. Affiliate shall submit any initial use of the Marks to Playboy for Playboy's prior written approval at least ten (10) working days prior to their intended

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

distribution. Such submission shall be made simultaneously to Senior Vice President, Playboy Satelite, Playboy Television, 9242 Beverly Boulevard, Beverly Hills, California 90210 and to the General Counsel of Playboy Enterprises, Inc., 680 N. Lake Share Drive, Chicago, Illinois 60611. Playboy, through either of such officers may disapprove of any use. Affiliate will not disseminate any material that has not been approved by Playboy in accordance with the terms hereof.*** Playboy's responses for purposes of this Paragraph may be given telephonically. Notwithstanding the foregoing, it is agreed and understood that standard, periodic, or repetitively issued promotional materials (e.g. Affiliate's monthly program guides), need not be resubmitted for Playboy's prior written approval so long as such materials and the Marks used therein are being used by Affiliate in the same manner, for the same purposes and under the same conditions as previously approved by Playboy. Any promotional materials provided by Playboy to Affiliate shall be deemed automatically approved, but only for the purpose and specific context provided, and Affiliate may not couple or link materials provided by Playboy with other material not provided or previously approved by Playboy.

     11.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION:

          a. Playboy and Affiliate each represent and warrant to the other that each has the requisite power and authority to enter into this Agreement and to perform fully its respective obligations hereunder, and that this Agreement has been duly executed by it and constitutes a valid obligation enforceable against it in accordance with the terms hereof.

          b. Playboy represents and warrants to Affiliate that subject to the exclusion for music performing rights provided below in this subparagraph 11.b., the Service as supplied to Affiliate pursuant to this Agreement, if and when presented by Affiliate in the manner and at the times authorized herein, will contain no libelous or slanderous material and will not violate any copyright, right of privacy or literary or dramatic right of any person. Notwithstanding anything in this Agreement to the contrary, Playboy's representations, warranties and indemnify expressly exclude any and all representations, warranties and indemnities of any kind in regard to music performing rights,***

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

          c. Affiliate and Playboy shall each indemnify, defend and forever hold harmless the other, its affiliated corporations and other entities, partners, officers, directors, employees and agents (collectively the "Indemnitees") from all liabilities, costs, damages and expenses (including without limitation, reasonable counsel fees of counsel of Playboy's choice) from claims by third parties (collectively, "Claims") arising from the breach of any representation, warranty, or material obligation hereunder, and Affiliate shall indemnify, defend and hold harmless Playboy and other Indemnitees from all Claims, including by any Satellite Subscriber, Office Subscriber, Service Subscriber, or Demand Purchase customer relating to the provision or offering of the Service by Affiliate or a Distributor (except with respect to Claims relating to the specific content of the Service); provided that in each case where such indemnification is sought:

               (i) the Indemnitee promptly notifies the indemnitor of the Claim to which the indemnification relates;

               (ii) the indemnitor shall control fully any litigation, compromise, settlement or other resolution or disposition of such Claim; and

               (iii) the Indemnitee fully cooperates with the *** indemnitor in the Indemnitor's defense of such Claim.

          d. Notwithstanding the above, Playboy's indemnification of Affiliate will be valid in the event of a prosecution or Claim involving an allegation of violation of the laws insofar as the content of the Service is concerned, only in the event each of the following conditions is met:

               (i) Immediate telephone contact be made with both the General Counsel's office of Playboy in Chicago at (312) 751-8000 and Playboy's President in Beverly Hills at (310) 246-4000, or other numbers hereafter specified by Playboy. Such telephone notification should be immediately followed with a letter containing copies of all papers that have been served and giving complete information then available regarding the incident.

               (ii) Playboy shall have the right to approve Affiliate's choice of counsel and to determine in advance the terms of retention.

               (iii) Playboy will assist in defended actions only and will not be responsible in cases where there is any admission of guilt by any Indemnitee. Settlement or dismissal of any case will not be allowed, except with Playboy's prior written consent.

          e. Actual or prospective parties involved in such prosecution shall make no voluntary disclosure regarding support or lack thereof by Playboy under this policy.

          f.  ***

     12.  EARLY TERMINATION RIGHTS:

          a. In addition to Playboy's other rights at law or in equity or pursuant to other provisions of this Agreement, Playboy may, by so notifying Affiliate, terminate this Agreement: (i) if Affiliate is in material breach of this Agreement; provided, however, that if such breach is of the type that is curable, then Playboy shall not exercise its termination or other rights at law or in equity hereunder unless Playboy has, by so notifying Affiliate in writing, given Affiliate at least *** days from the time such notice is received by Affiliate to fully cure such material breach and to demonstrate to Playboy that such material breach has been cured; or (ii) if Affiliate has filed a petition in bankruptcy, is insolvent, or has sought relief under any law related to Affiliate's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

been filed against Affiliate, or any relief under any such law has been sought by any creditors of Affiliate, unless such involuntary petition is dismissed, or such relief is denied within *** days after it has been filed or sought.

          b. In addition to Affiliate's other rights at law or in equity or pursuant to other provisions of this Agreement, and in addition to any other right to terminate provided hereunder, Affiliate may, by so notifying Playboy, terminate this Agreement: (i) if Playboy is in material breach of this Agreement; provided, however, if such breach is of the type that is curable, then Affiliate shall not exercise its termination or other rights at law or in equity hereunder unless Affiliate has, by so notifying Playboy, given Playboy at least *** days from the time such notice is received by Playboy, to fully cure such material breach and to demonstrate to Affiliate that such material breach has been cured; or (ii) if Playboy has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to Playboy's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Playboy, or any relief under any such law has been sought by any creditors of Playboy, unless such involuntary petition is dismissed, or such relief is denied within *** days after it has been filed or sought; ***

     13. FORCE MAJEURE: Except as herein provided to the contrary, neither Affiliate nor Playboy shall have any rights against the other party hereto for the non-operation, malfunction, or failure of facilities or equipment or the non-furnishing of the Service if such non-operation, malfunction, or failure, or non-furnishing is due to an act of God; inevitable accident; fire; lockout; flood; tornado; hurricane, strike, or other labor dispute; riot or civil commotion; earthquake, war; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control. In this regard, the termination or expiration of any of Playboy's arrangements relating to communications satellite facilities and/or the unavailability to

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Playboy of such facilities on terms satisfactory to Playboy shall be deemed excused, and not a breach or default by Playboy under this Agreement, pursuant to this Paragraph. In the event of non-operation or non-furnishing of the Service, Affiliate shall have the right, immediately, to insert programming of its choice on the channel otherwise identified with the Service until such time as the Service resumes full operation, on the condition that Affiliate makes clear to the viewers that such other programming is not the Service and is not related to the Service in any way. ***

     14. ASSIGNMENT: Affiliate may not assign this Agreement without the express written consent of Playboy which shall not be unreasonably withheld or delayed; *** Playboy may assign this Agreement or any portion of its rights or obligations hereunder without Affiliate's consent, provided that if, as a result of such assignment, the Service shall no longer be generally identified as a "Playboy" Service, Affiliate may cancel this Agreement on not less than ninety
(90) days' prior written notice.

     15. NOTICES: All notices, requests, demands, consents, directions and other communications provided for hereunder shall be in writing and be either delivered by courier (e.g., messenger or overnight delivery), delivered by facsimile transmission ("fax"), with confirmed electronic receipt, or sent by means of U.S. certified mail, return receipt requested; if to Playboy to Playboy Entertainment Group, Inc., 9242 Beverly Boulevard, Beverly Hills, California 90210, ATTN: Programming Distribution and Senior Vice President, Satellite, Fax Number 310-246-4050, with a copy by the same method to General Counsel, Playboy Enterprises, Inc., 680 N. Lake Shore Drive, Chicago, Illinois 60611, Fax Number 312-266-2042; and if to Affiliate to Primestar Partners, L.P., Three Bala Plaza West, Suite 700, Bala Cynwyd, Pennsylvania 19004, Attention: Claire Cowart, Fax Number 610-668-2862, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All notices shall, if mailed, be deemed effective two (2) business days after the date deposited in the mail, if faxed, on the date receipt of such fax is so confirmed, and, if delivered by courier, on the date delivered.

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

     16. CONFIDENTIALITY: Neither Playboy nor Affiliate shall disclose to any third party (other than its respective employees, in their capacity as such), any information with respect to the financial terms and provisions of this Agreement except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other and shall seek confidential treatment of such information, (ii) as part of its bona fide reporting or review procedure under applicable securities laws or listing or exchange requirements or to its parent company, its partners, its auditors, and its attorneys; or its investors, bankers, investment bankers, or business consultants/advisors; provided, however, that such parent company, partners, auditors, attorneys, investors bankers, investment bankers, and business consultants/advisors agree to be bound by the provisions of this paragraph and (iii) in order to enforce its rights pursuant to this Agreement.

     17.  MISCELLANEOUS:

          a. Entire Agreement; Amendments; Waivers. This Agreement contains the entire understanding of the parties and supersedes and abrogates all contemporaneous or prior understandings of the parties, whether written or oral, relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties hereto. Any waiver of any provision of, or right included in, this Agreement must be in writing and signed by the party whose rights are being waived. No waiver by either Affiliate or Playboy of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement. The failure of Affiliate or Playboy to enforce or seek enforcement of the terms of this Agreement following any breach shall not be construed as a waiver of such breach.

          b. Governing Law. The obligations of Affiliate and Playboy under this Agreement are subject to all applicable federal, state and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as the same may be amended from time to time, and the rules and regulations of the FCC promulgated thereunder) and this Agreement and all matters or issues collateral thereto shall be governed by *** , without regard to choice of law rules.

          c. Relationship. Neither Affiliate no Playboy shall be, or hold itself out as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract of direct contractual or other relationship with Playboy by virtue of this Agreement or Playboy's delivery of the Service to Affiliate hereunder. Likewise, no supplier of advertising or programming or anything else included in the Service by Playboy shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of the Service hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers or agents, as between Affiliate and Playboy, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other.

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

          d. Severability. The invalidity under applicable law of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid or illegal provision were not contained herein; provided however, that both parties shall negotiate in good faith with respect to an equitable modification of the provision, or application thereof, held to be invalid and provisions logically related thereto.

          e. No Inference Against. Playboy and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

          f. No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

          g. Headings. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

          h. Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past, present or future, or any of them, and any recourse, whether known or unknown, in common law, in equity, by statute or otherwise, against any of them is hereby forever waived and released.

          i. Taxes. Affiliate shall pay and forever hold harmless Playboy from all taxes and any other governmental charges now or hereafter imposed or based upon the rental, license, exhibition or possession for, to or by Affiliate of the Service or any part thereof.

IN WITNESS WHEREOF, Playboy and Affiliate have executed this Agreement as of April 1, 1997.

PRIMESTAR(R) PARTNERS, L.P.                    PLAYBOY ENTERTAINMENT GROUP, INC.



By: /s/ Daniel J. O'Brien                      By: /s/ Doug Lindquist
   -----------------------------                  -----------------------------

Daniel J. O'Brien, President                   Doug Lindquist, Senior V.P.
--------------------------------               --------------------------------
      Name and Title                                 Name and Title

Date:          4-2-98                          Date:          4-7-98
     ---------------------------                    ---------------------------

                                  SCHEDULE 1
                          PRIMESTAR(R) PARTNERS, L.P.

Playboy and Affiliate have mutually agreed upon the following marketing support:

     1.  On-Air

          a.  Cross Channel Avails

               (i) Affilate will schedule *** video spot via cross channel avails to promote the expansion to twenty-four (24) hours,*** The spots will run on channels designated by Affiliate between the hours of 1:00 a.m. and 6:00 a.m. Eastern Time or earlier if Affiliate's policy allows. Spots will be distributed roughly evenly between the designated hours and across channels that reach Playboy's target audience.

               (ii) Affiliate will schedule *** video spot via cross channel avails to promote the introduction of the monthly subscription service,*** The spots will run on channels designated by Affiliate between the hours of 1:00 a.m. and 6:00 a.m. Eastern Time or earlier if Affiliate's policy allows. Spots will be distributed roughly evenly between the designated hours and across channels that reach Playboy's target audience.

               (iii) Affiliate will schedule the Service's product promotion spots via cross channel avails, including special previews and promotions, *** The spots will run on channels designated by Affiliate between the hours of 1:00 a.m. and 6:00 a.m. Eastern Time or earlier if Affiliate's policy allows. Spots will be distributed roughly evenly between the designated hours and across channels that reach Playboy's target audience.

          b.  Barker Channel Avails

               (i) Affiliate will schedule *** video spot on the PRIMEView One and PRIMECinema Today twenty-four (24) hour promotional channels to promote the expansion to twenty-four (24) hours, *** The spots will run between the hours of 1:00 a.m. and 6:00 a.m. Eastern Time or earlier if Affiliate's policy allows.


***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

               (ii) Affiliate will schedule *** video spot on the PRIMEView One and PRIMECinema Today twenty-four (24) hour promotional channels to promote the introduction of the monthly subscription service, *** The spots will run between the hours of 1:00 a.m. and 6:00 a.m. Eastern Time or earlier if Affiliate's policy allows.

          c.   Materials

               (i) Playboy will develop and produce, *** video spots that meet Affiliate's specifications to promote the

                           (1)  expansion of the service from ten (10) to
twenty-four (24) hours; and

                           (2)  introduction of a monthly subscription service.

               (ii) Playboy will provide, *** customizable video spots, approximately four (4) video spots per month, to promote monthly product premieres. Affiliate, at its expense, will tag the customizable time/space on these spots.

     2.  Print

          a.   Advertising Space

               (i) Affiliate will dedicate the full "Adults Only" page in *** Affiliate's Program Guide, in the pay-per-view insert section currently known as PRIMECinema. ***

               (ii) Affiliate will reserve *** tune-in ad space *** for placement at Affiliate's discretion in the designated editions of Affiliate's Program Guide *** Affiliate recognizes that these ads are tied to programs on specific days of the month; however, Affiliate shall use commercially reasonable efforts to comply with Playboy's requested dates and times for placement.

               (iii)   ***

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

               (iv) Affiliate will add *** copy in the three (3) daily program guide grids, directly below the Playboy listings, to advertise the monthly subscription option in the designated editions of Affiliate's Program Guide ***

          b.   Materials

               (i) Playboy will design and produce, *** pages that meet Affiliate's specifications, to be placed in the "Adult Only" section in the designated editions of Affiliate's Program Guide ***

               (ii) Playboy will design and produce, *** ads that meet Affiliate's specifications, for placement in the designated editions of Affiliate's Program Guide***

               (iii) Playboy will design and produce, *** ads that meet Affiliate's specifications, to promote the monthly subscription service, for placement in the Playboy product description section in the designated editions of Affiliate's Program Guide ***

               (iv) If requested by Affiliate, Playboy will design bill inserts and/or direct mail pieces, ***that meet Affiliate's specifications, to promote the twenty-four (24) hour service expansion and the monthly subscription option. ***

     3.  Other

          a.  ***

          b. Upgrade Campaign: Playboy, in conjunction with Affiliate, will implement one (1) monthly subscription upgrade campaign, in a mutually agreed upon month, which includes the set-up of a unique toll-free telephone number to process potential orders. Affiliate and Playboy agree to share in the direct costs ***

          c.  Training

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

               (i) Playboy will conduct Customer Contact Personnel training, *** , based on Affiliate Partner MSO requests, provided that sufficient notice is given to enable Playboy to reasonably comply with requested dates.

               (ii) Playboy will design Customer Contact Personnel training materials, *** , which Affiliate will purchase based on Affiliate's Partner MSO requests.

          d. Incentive Program: Playboy will conduct, *** Customer Contact Personnel sales incentive program during the 1997 calendar year.

                                     # # #

***Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.